UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Deckers Outdoor Corporation

(Name of Registrant as Specified In Its Charter)

MARCATO INTERNATIONAL MASTER FUND, LTD.

MARCATO CAPITAL MANAGEMENT LP

MCM ENCORE IM LLC

MARCATO ENCORE MASTER FUND, LTD.

RICHARD T. MCGUIRE III

DEBORAH M. DERBY

KIRSTEN J. FELDMAN

STEVE FULLER

MATTHEW P. HEPLER

ROBERT D. HUTH

JAN ROGERS KNIFFEN

MITCHELL A. KOSH

NATHANIEL J. LIPMAN

ANNE WATERMAN

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Marcato Capital Management LP and certain affiliates may issue the following presentation regarding Deckers Outdoor Corporation (the “Company”) to certain stockholders of the Company:

Response to DECK Investor Presentation November 2017

DISCLAIMER The views expressed in this presentation (the “Presentation”) represent the opinions of Marcato Capital Management LP and/or certain affiliates (“Marcato”) and the investment funds it manages that hold shares in Deckers Outdoor Corporation (the “Company”). This Presentation is for informational purposes only, and it does not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person who may receive the Presentation, and should not be taken as advice on the merits of any investment decision. The views expressed in the Presentation represent the opinions of Marcato, and are based on publicly available information and Marcato analyses. Certain financial information and data used in the Presentation have been derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) by the company or other companies that Marcato considers comparable. Marcato has not sought or obtained consent from any third party to use any statements or information indicated in the Presentation as having been obtained or derived from a third party. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed in the Presentation. Information contained in the Presentation has not been independently verified by Marcato, and Marcato disclaims any and all liability as to the completeness or accuracy of the information and for any omissions of material facts. Marcato disclaims any obligation to correct, update or revise the Presentation or to otherwise provide any additional materials. Marcato recognizes that the Company may possess confidential information that could lead it to disagree with Marcato’s views and/or conclusions. Funds managed by Marcato currently beneficially own, and/or have an economic interest in, shares of the Company. These funds are in the business of trading—buying and selling—securities. Marcato may buy or sell or otherwise change the form or substance of any of its investments in any manner permitted by law and expressly disclaims any obligation to notify any recipient of the Presentation of any such changes. There may be developments in the future that cause funds managed by Marcato to engage in transactions that change the beneficial ownership and/or economic interest in the Company. The Presentation may contain forward-looking statements which reflect Marcato’s views with respect to, among other things, future events and financial performance. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if Marcato’s underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Marcato that the future plans, estimates or expectations contemplated will ever be achieved. The securities or investment ideas listed are not presented in order to suggest or show profitability of any or all transactions. There should be no assumption that any specific portfolio securities identified and described in the Presentation were or will be profitable. Under no circumstances is the Presentation to be used or considered as an offer to sell or a solicitation of an offer to buy any security, nor does the Presentation constitute either an offer to sell or a solicitation of an offer to buy any interest in funds managed by Marcato. Any such offer would only be made at the time a qualified offeree receives the Confidential Explanatory Memorandum of such fund. Any investment in the Marcato Funds is speculative and involves substantial risk, including the risk of losing all or substantially all of such investment. This document is the property of Marcato and may not be published or distributed without the express written consent of Marcato.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if Marcato’s underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Marcato that the future plans, estimates or expectations contemplated will ever be achieved. Certain statements and information included herein have been sourced from third parties. Marcato does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS Marcato International Master Fund, Ltd. (“Marcato International”), Marcato Capital Management LP (“Marcato”) and the other Participants (as defined below) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying GOLD proxy card to be used to solicit (the “Solicitation”) proxies for, among other matters, the election of its slate of director nominees at the 2017 annual stockholders meeting (the “Annual Meeting”) of Deckers Outdoor Corporation (“Deckers” or the “Company”). Stockholders are advised to read the definitive proxy statement and any other documents related to the Solicitation because they contain important information, including information relating to the Participants in the Solicitation. These materials and other materials filed by Marcato with the SEC in connection with the Solicitation are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Marcato with the SEC are also available, without charge, by directing a request to Marcato’s proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005 (Call Collect: (212) 269-5550, Call Toll Free: (800) 761-6521 or Email: Deckers@dfking.com). The participants in the proxy solicitation are Marcato International, Marcato, MCM Encore IM LLC (“Marcato Encore LLC”), Marcato Encore Master Fund, Ltd. (“Marcato Encore Fund”), Richard T. McGuire III, Deborah M. Derby, Kirsten J. Feldman, Steve Fuller, Matthew P. Hepler, Robert D. Huth, Jan Rogers Kniffen, Mitchell A. Kosh, Nathaniel J. Lipman and Anne Waterman (collectively, the “Participants”). As of the date hereof, Mr. McGuire, Marcato, Marcato International, Marcato Encore LLC and Marcato Encore Fund may be deemed to beneficially own the equity securities of the Company as described in Marcato’s statement on Schedule 13D in respect of the Company initially filed with the SEC on February 8, 2017, as it may be amended from time to time.

DECKERS’ “BUSINESS TRANSFORMATION” CLAIMS ARE NOT NEW Deckers has claimed to be in a “business transformation” since at least FQ4 2013 Deckers has been in a “business transformation” since at least FQ4 2013 Source: Deckers SEC filings. Note: See following page for company quotes.

DECKERS' "BUSINESS TRANSFORMATION" CLAIMS ARE NOT NEW

Business Transformation Status	Who/When
"Shifting gears, as we've talked about previously, we have been working on disciplined processes to drive efficiencies across the organization, and looking at our total operations for ways to further reduce costs. *This began last year with our **business transformation** project*, which we believe will help create more visibility in our planning process, and improve our systems to support our omnichannel growth.	Dave Powers, President, **10/29/2015** earnings call
"But we are constantly evaluating opportunities for improvement in margin, improvement in efficiencies and inventory control. *And then the other thing that'll play into that is our **business transformation** that's launching -- going live this summer.* That will allow us to have better control of our inventory flow, to and from the factories and to and from stores."	Dave Powers, President, **5/28/2015** earnings call
"The only good thing about FX is it does reduce your operating expenses in those local currencies. So that will help next year. *We are gaining some more operating efficiencies around the supply chain as well as others we are seeing and anticipating for our **business transformation** effort.* So that's what's going to be driving leverage next year."	Tom George, CFO, **1/29/2015** earnings call
"Included in the guidance are one-time costs of approximately $2 million related to the relocation of our European and China international offices and *approximately $5 million associated with our reorganization and **business transformation costs announced earlier this year***."	Tom George, CFO, **4/24/2014** earnings call
"To support our growth and expansion, *we are in the process of implementing a full-scale **business transformation** initiative* that includes the upgrading of our enterprise resource planning system across our operations.	Tom George, CFO, **2/27/2014** earnings call

MARCATO Source: Deckers transcripts.

5

DECKERS USES MISLEADING STATEMENTS ABOUT SHAREHOLDER RETURNS Even using company selected dates, 2 year share price gain is 43% not 143% 2 Year gain is 43% not 143% DECK Price on 10/27/15 $50.75 DECK Price on 10/27/17 $72.49 Price Gain/(Loss) 43% Source: Deckers SEC filings. 6 Deckers’ Board and management team are driving results: Deckers’ stock performance has significantly outperformed its proxy peers with gains of approximately 143% over the past two years. Compared to approximately 85% for its proxy peers.1 Non-GAAP EBIT has significantly expanded and revenue has grown in fiscal year 2018, even while turning off unprofitable streams (e.g., retail closures and wholesale account rationalization). Deckers expects its strategic initiatives to lead to an increase of380 basis points in operating profit margin from fiscal year 2017 to fiscal year 2020.

COMPANY’S 5 YEAR TSR CALCULATION REFERENCES AN 8 YEAR LOW DECKERS SHARE PRICE $150 10/31/12 Price: $28.63 $120 $90 $60 $30 $0 Oct-09 Oct-10 Oct-11 Oct-12 Oct-13 Oct-14 Oct-15 Oct-16 Oct-17 Source: CapIQ, Bloomberg, Company filings. 7

DECKERS’ CLAIMS ON CONTRIBUTION OF CURRENT LEADERSHIP ARE MISLEADING 6 out of 8 independent directors have guided Deckers through underperformance on an absolute and relative basis Absolute TSR(2)(3) Director Karyn Michael James Lauri Bonita Nelson Barsa Devine Quinn Shanahan Stewart Chan Start of tenure 5/1/2008 3/1/2011 9/16/2011 9/16/2011 9/17/2014 12/17/2014 Marcato 13-D (2/8/2017)(1) (7%) (47%) (56%) (56%) (54%) (53%) Board Presentation (10/27/2017) 52% (13%) (28%) (28%) (25%) (23%) Relative TSR vs. Proxy Peers (2)(3)(4) Director Karyn Michael James Lauri Bonita Nelson Barsa Devine Quinn Shanahan Stewart Chan Start of tenure 5/1/2008 3/1/2011 9/16/2011 9/16/2011 9/17/2014 12/17/2014 Marcato 13-D (2/8/2017)(1) (169%) (95%) (91%) (91%) (33%) (30%) Board Presentation (10/27/2017) (151%) (90%) (91%) (91%) (15%) (10%) Source: CapIQ, Bloomberg, Company filings. 1. Uses intraday price of $44.37, just prior to Marcato’s 13D filing. 2. Based on dividend adjusted share price. Calculated with CapIQ. 3. TSR from each director’s start date. When exact date of joining board unavailable, first of the month is chosen. 4. Calculation based on equal weighted proxy peer index, excluding KATE (which was public at the time of Marcato’s 13D but is no longer public).

DECKERS DOES NOT USE TSR GROWTH AS A METRIC IN ITS CURRENT COMP PLAN DECKERS CONTRADICTS ITSELF ON THE SAME SLIDE ALIGNMENT OF COMPENSATION PROGRAM WITH STRATEGIC AND BUSINESS OBJECTIVES Deckers suggests TSR growth influences equity awards. This is simply not true. Annual Cash Incentive Awards Organic Growth Operating Efficiency Utilized revenue and operating income jnetrics to drive growth while still requiring profitability discipline Due to our strong pay-tor-performance design, no cash incentive payments were made to our executives Focus on core profitability metrics for all executives, with revenue metrics tailored to specific business units for certain executives Annual performance targets support our long-range business and strategic plan Equity Awards — TSR Growth / operating Operating Efficiency Changed from performance-based RSUs to performance stock options for LTIP awards to align interests of our executives with stockholders under volatile market conditions Chanaed performance conditions for LTIP awards from consolidated EBITDA and revenue to pre-tax income to - Continue to use performance stock options and pre-tax income performance metric for LTIP awards By tying LTIP equity awards to pre-tax income we reward achievement of our profitability goals DECKERS — BRANDS I I Tangible metrics all reward nominal growth without accounting for cost of capital There is no mention of a TSR target

DECKERS DOES NOT USE TSR GROWTH AS A METRIC IN ITS CURRENT COMP PLAN EXECUTIVE COMPENSATION We have effectively and consistently tied our compensation program to our strategic and business objectives In early-2017, we reached out to investors holding over 60% of our shares to discuss their views on our compensation program We have evolved our program over time to emphasize profitability, reflecting our long-range plan and input from stockholders We have moved from an above median pay philosophy to a median pay philosophy High pay-for-performance alignment resulted in lower realized pay during years where performance was below target PROGRAM OVERVIEW Base Balanced guaranteed pay with at-risk pay to properly manage our compensation-related risk At-Risk, Performance-Based Cash Annual Cash FY2017:50% Revenue, 50% Operating Income Bonus FY2018: Core profitability metrics, with revenue metrics for certain executives 60% Performance Stock Options Three-year pre-tax income goal must be achieved in order to vest Once it is determined that the target has been met, awards will vest in full Equity. 20% Annual Performance-Based RSUs Long-Term One-year EPS goal Incentives .Earn-out from 0% to 100% of target Three-year annual vesting if goal achieved 20% Time-Vested RSUs Three-year annual vesting Based on revenue & pre-tax income. No TSR target Metrics not disclosed Based on pre-tax income. No TSR target How is one year EPS target long-term?

DECKERS PERFORMANCE LIFESTYLE GROUP “TRENDS” OVERSTATE NON-CORE PERFORMANCE DECKERS CLAIMS “The Performance Lifestyle Group has performed strongly in the last three years, as demonstrated by strong revenue and operating contribution growth” DECKERS FINANCIALS EX UGG & DTC ($ in millions) $400 $351 $360 $339 $324 $300 $262 $200 $100 - $25 $29 $17 ($99) ($100) ($82) FY2014 FY2015 FY2016 FY2017 LTM (1, 2) Other Brands (1) Sanuk (1) TEVA (3) Wholesale Income from Operations Deckers presented financials do not match those in reported filings Source: Deckers SEC filings. 1. Represents retail and wholesale revenue. 2. Includes Hoka One One and other smaller brands. 3. Deckers consolidates retail profits of these brands within DTC, and only reports wholesale profits of these brands. Includes $118M Sanuk impairment taken in fiscal Q3 2017.